REGISTRATION NO. 333-117746
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                             VITROTECH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                         88-0504050
    (STATE OR JURISDICTION OF                             (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                        5 HUTTON CENTRE DRIVE, SUITE 700
                           SANTA ANA, CALIFORNIA 92707
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           2004 CONSULTANT STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                              MR. GLENN EASTERBROOK
                        5 HUTTON CENTRE DRIVE, SUITE 700
                           SANTA ANA, CALIFORNIA 92707
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (714) 708-4700
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:

                            MICHAEL SANDERS, ESQUIRE
                            20333 S.H. 249, SUITE 600
                              HOUSTON, TEXAS 77070
                                 (832) 446-2599

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of Each Class of                        Proposed Maximum         Proposed Maximum            Amount of
    Securities to be        Amount to be      Offering Price Per    Aggregate Offering Price    Registration Fee
       Registered          Registered (1)          Share (2)                   (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value                       5,000,000              $ 0.11                  $ 550,000.00            $ 64.74
====================================================================================================================

(1) Plus such additional number of shares as may hereafter become issuable pursuant to the VitroTech Corporation 2004 Consultant Stock Plan (the "Plan") in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the closing price of the Company's Common Stock, as reported on the OTC Bulletin Board for January 31, 2005, for shares reserved for future issuance pursuant to the Plan (pursuant to Rule 457(c) under the Securities Act).

                                EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 5,000,000 shares of common stock, par value $0.001 per share, of VitroTech Corporation (the "Registrant") subject to issuance under the Registrant's 2004 Consultant Stock Plan, as amended (the "Plan"). This Registration Statement amends a Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 29, 2004 (File No. 333-117746) covering the shares underlying the Plan.

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

                                     PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      VitroTech Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above

            (c) The description of the Company's common stock included in the registration statement on Form SB-2 (File No. 333-81942) filed with the Commission on February 1, 2002, as amended on March 6, 2002.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Michael W. Sanders, Attorney at Law has given an opinion on the validity of the securities being registered hereunder. Michael W. Sanders owns 208,750 shares of common stock of the Company, holds options to purchase 60,000 shares of the Company's common stock and is eligible to receive common stock pursuant to the Plan and this Form S-8 registration statement.


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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 78.7502 of the Nevada Revised Statutes, as amended (the "NRS") provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for the Company to provide this statutory indemnity, the indemnified party must not be liable under NRS section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

      NRS section 78.7502 also provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the Company by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under NRS section 78.138 if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Company may not indemnify a person if the person is judged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

      NRS section 78.7502 requires the Company to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

      As permitted by Nevada law, the Company's Articles of Incorporation, as amended (the "Articles"), provide that: "The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise."

      Article V of the Company's Bylaws provides that: "The Corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Corporations request as a Director or Officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the Corporation, or of such other Corporation, except, in relation to matters as to which any such director or officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of Stockholders or otherwise."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      4.1   2004 Consultant Stock Plan, as amended
      5.1   Opinion of Michael W. Sanders, Attorney at Law, regarding legality
      23.1  Consent of Stonefield Josephson, Inc.
      23.2 Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1)

ITEM 9. UNDERTAKINGS.

      (a)   The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining liability under the
            Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from
            registration any of the securities that remain unsold at the end of the offering.


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

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Ana, California, on this 31st day of January 2005.

                                       VITROTECH CORPORATION


                                       By: /s/ Glenn Easterbrook
                                           -------------------------------------
                                           Glenn Easterbrook
                                           Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                 Title                              Date
      ---------                 -----                              ----

/s/ Glenn Easterbrook     Chief Executive Officer and          January 31, 2005
Glenn Easterbrook         Director (Principal Executive
                          Officer)

/s/ Michael Handelman     Chief Financial Officer (Principal   January 31, 2005
Michael Handelman         Financial and Accounting Officer)

/s/ John Sutherland       Chairman and Director                January 31, 2005
John Sutherland

/s/ John Boddie           Director                             January 31, 2005
John Boddie

/s/ Gary Denman           Director                             January 31, 2005
Gary Denman

/s/ Larry Poland          Director                             January 31, 2005
Larry Poland

/s/ James Roth            Director                             January 31, 2005
James Roth

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